EXHIBIT 5.1

Stevens & Lee
Lawyers & Consultants

STRATA Skin Sciences, Inc.
November 20, 2019

Stevens & Lee
Lawyers & Consultants

620 Freedom Business Center, Suite 200
King of Prussia, PA  19406
(610) 205-6000 Fax (610) 337-4374
www.stevenslee.com

November 20, 2019

STRATA Skin Sciences, Inc.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044

Re:  Post-Effective Amendment No. 1 on Form S-1 to Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to STRATA Skin Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of Post-Effective Amendment No. 1 on Form S-1 (the “Amendment”) to Form S-3 Registration Statement (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The prospectus contained in the Amendment to the Registration Statement relates to an aggregate of 14,943,792 shares of the Company’s common stock (the “Shares”) that were previously purchased in a private placement on May 29, 2018 pursuant to separate securities purchase agreements dated as of March 30, 2018 with the Company and the subscribers identified therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K under the Securities Act.  In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following:

1.	the fifth amended and restated certificate of incorporation of the Company as certified by the Secretary of State of the State of Delaware;
2.	the fourth amended and restated bylaws of the Company, dated January 5, 2016;
3.	the resolutions adopted by the Board of Directors of the Company and the Board Meeting Minutes relating to the authorization and issuance of the Shares by the Company;
4.	the Amendment and the Registration Statement, including all exhibits thereto; and
5.
the Securities Purchase Agreements for the purchase of the Shares, dated as of March 30, 2018, by and among the Company and the purchasers identified on the signature pages thereto (collectively, the “Securities Purchase Agreements”).

Stevens & Lee
Lawyers & Consultants

STRATA Skin Sciences, Inc.
November 20, 2019

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.  We have further assumed that all parties to the documents reviewed by us (other than the Company) are duly organized, validly existing and in good standing and have full power and authority and have taken all necessary corporate or other action to execute, deliver and perform their duties under such documents and to consummate the transactions contemplated thereby.  Moreover we assume that all such documents have been duly authorized, executed and delivered by such parties and are binding and enforceable against such parties.  As to any facts material to the opinions expressed below, with your permission, we have relied solely upon the accuracy and completeness of the following, without independent verification or investigation:

A.	the representations and warranties contained in the Securities Purchase Agreements;
B.	the certificates, documents, records, oral or written statements and other information of or from public officials, public entities and others; and
C.
the certificates, documents, records, agreements, oral or written statements and other information provided to us from the officers, directors, shareholders and other representatives of the Company.  We have assumed that the parties to the Securities Purchase Agreements have complied with all of their respective representations, warranties, covenants and agreements contained therein.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and legally issued, fully paid, and non-assessable shares of common stock of the Company.

Our opinion is limited to the General Corporation Law of the State of Delaware and the United Stated federal laws, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to (a) the use of our firm's name, Stevens & Lee, P.C., in the Amendment in connection with this opinion, (b) the use of this opinion as an exhibit to the Amendment, and (c) the reference to this opinion in the section captioned “Legal Matters” in the prospectus contained in the Amendment.

In giving this opinion, we do not admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act or the general rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the

Stevens & Lee
Lawyers & Consultants

STRATA Skin Sciences, Inc.
November 20, 2019

Amendment, the Registration Statement or the prospectus contained in the Amendment within the meaning of the term “expert” as defined in Section 11 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee

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